Exhibit 99.1 NAUTILUS, INC. INCREASES SHARE REPURCHASE PROGRAM TO $25 MILLION VANCOUVER, WASHINGTON, May 1, 2017 - Nautilus, Inc. (NYSE: NLS) today announced that its Board of Directors approved a $15 million share repurchase program, bringing the total authorization under existing programs to $25 million. The Company has completed approximately $5.4 million in total share repurchases under the $10 million program announced in May 2016. The balance of $4.6 million under that program may be repurchased from time to time through May 4, 2018. Shares may be repurchased under the new $15 million program from time to time through April 25, 2019. Repurchases under the Company’s programs may be made in open market transactions at prevailing prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The timing, number and value of shares repurchased under the programs will depend on a number of factors, including the market price of Nautilus' common stock, general market and economic conditions, assessment of alternate uses of cash and applicable legal requirements. The Company previously completed $15 million of repurchases under a share repurchase program which was announced in November 2014. Bruce Cazenave, Chief Executive Officer, commented “Nautilus is committed to delivering long-term value for our shareholders by utilizing our strong cash flow and healthy balance sheet to enhance value in multiple aspects of the company. One of the top priorities in terms of capital deployment remains investment in growth-oriented initiatives, both organic and through acquisitions. We also recognize that the Company’s operating cash flow provides the flexibility to be opportunistic and repurchase shares during periods of favorable market conditions.” Share repurchases will be funded from existing cash balances and repurchased shares will be retired and returned to unissued authorized shares. The share repurchase program does not obligate the company to repurchase any dollar amount or number of shares of its common stock and the program may be extended, modified, suspended or discontinued at any time. About Nautilus, Inc. Headquartered in Vancouver, Washington, Nautilus, Inc. (NYSE: NLS) is a global fitness solutions company that believes everyone deserves a fit and healthy life. With a brand portfolio including Bowflex®, Nautilus®, Octane Fitness®, Schwinn® and Universal®, Nautilus, Inc. develops innovative products to support healthy living through direct and retail channels as well as in commercial channels with Octane Fitness® products. This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including among other things, statements regarding the value of shares repurchased through our share repurchase program, the duration of such program and our ability to continue investing in our business initiatives. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) fluctuations and volatility in our stock price; (ii) the impact of macroeconomic conditions on customer demand for our products; (iii) changes in our financial condition; (iv) changes in business opportunities and priorities that could cause us to consider alternative uses of cash; (v) fluctuations in the level of cash that we have available for stock repurchases; and (vi) covenant obligations imposed by our existing or future financing agreements. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. Nautilus assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release. # # # # SOURCE: Nautilus, Inc. Investor Relations Contact: John Mills, ICR, LLC Telephone: (646) 277-1254